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                                                                       EXHIBIT 7







             Form of Stock Tender and Voting Agreement between the Purchaser and Certain Stockholders of the Company.
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                                     FORM OF
                        STOCK TENDER AND VOTING AGREEMENT
                        ---------------------------------

       STOCK TENDER AND VOTING AGREEMENT (this "Agreement"), dated as of November 10, 1998 by and among _____________ ("Shareholder"), Roanoke Electric Steel Corporation, a Virginia corporation ("Parent"), and SWVA Acquisition,
                                            ------
Inc., a Virginia corporation and a wholly-owned subsidiary of Parent ("Purchaser").
  ---------

                              W I T N E S S E T H:
                              -------------------

       WHEREAS, concurrently herewith, Parent, Purchaser and Steel of West Virginia, Inc., a Delaware corporation ("Company"), are entering into an
                                         -------
Agreement and Plan of Merger of even date herewith (the "Merger Agreement"),
                                                         ----------------
pursuant to which Purchaser agrees to make a tender offer (the "Offer") for all
                                                                -----
outstanding shares of common stock, $.01 par value per share (the "Common
                                                                   ------
Stock"), of the Company, at $10.75 in cash, to be followed by a merger (the
-----
"Merger") of Purchaser with the Company;
 ------

       WHEREAS, Shareholder beneficially owns (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                        --------
Act")), as of the date hereof, ______ shares of Common Stock (the "Existing
---                                                                --------
Shares", together with any shares of Common Stock beneficial ownership of which
------
is acquired by Shareholder after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares");
                                                     ------
       WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that Shareholder agree, and Shareholder has agreed, to enter into this Agreement; and

       WHEREAS, Parent and Purchaser have entered into the Merger Agreement in reliance on Shareholder's representations, warranties, covenants and agreements hereunder;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other, good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:

       1. Agreement to Tender and Vote.
          ----------------------------

          1.1. Tender. Shareholder agrees to validly tender all Shares
               ------
beneficially owned by it (which, for purposes of this Section 1.1 shall be determined with reference to Rule 13d-3(a)(2) promulgated under the Exchange Act pursuant to the Offer within ten business days of commencement of the Offer and not withdraw any such Shares, except to the extent that the tender of shares (excluding Shares acquired after the date hereof) pursuant to the Offer could subject Shareholder to liability under Section 16(b) of the Exchange Act.

          1.2. Voting. Shareholder hereby agrees that, during the time this
               ------
Agreement is in effect, at any meeting of the shareholders of Company, however called, and in any action by consent of the stockholders of Company, Shareholder shall vote all Shares beneficially owned by it (which, for purposes of this Section 1.2 shall be determined with reference to Rule 13d-3(a)(1) promulgated under the Exchange
Act) (a) in favor of the Merger and (b) against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer including, but not limited to, (i) any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, reorganization, consolidation, recapitalization, dissolution or liquidation (each, an "Extraordinary Transaction") involving Company, (ii) a
                       -------------------------
sale or transfer of a material amount of assets of Company or any of its subsidiaries, (iii) any change in the board of directors of Company or (iv) any material change in the capitalization of the Company. Shareholder acknowledges receipt and review of a copy of the Merger Agreement.

     2. Representations and Warranties of Shareholder. Shareholder represents
        ---------------------------------------------
and warrants to Parent and purchaser as follows:

          2.1. Ownership of Shares. On the date hereof the Existing Shares are
               -------------------
all of the Shares currently beneficially owned by Shareholder. On the Closing Date, the Shares will constitute all of the shares of Common Stock owned beneficially by Shareholder. Shareholder does not have any rights to acquire any additional shares of Common Stock other than pursuant to Options (as defined in the Merger Agreement). Shareholder currently has with respect to the Existing Shares, and at Closing will have with respect to the Shares, good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws).

          2.2. Power; Binding Agreement. Shareholder has the full legal
               ------------------------
capacity, right, power and authority to enter into and perform all of Shareholder's obligations under this Agreement. The execution and delivery of this Agreement by Shareholder will not violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding agreement of Shareholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by Shareholder of the transactions contemplated hereby will (a) other than filings required under the federal or state securities laws, require any consent or approval of or filing with any governmental or other regulatory body, or (b) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Shareholder is a party or by which Shareholder is bound.

          2.3. Finder's Fees. No person is, or will be, entitled to any
               -------------
commission or finder's fees from Shareholder in connection with this Agreement or the transactions

                                      -2-
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contemplated hereby exclusive of any commission or finder's fees referred to in the Merger Agreement.

     3. Representations and Warranties of Parent and Purchaser. Parent and
        ------------------------------------------------------
Purchaser, jointly and severally, represent and warrant to Shareholder as follows:

          3.1. Authority. Each of Parent and Purchaser has full legal right,
               ---------
power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Parent and Purchaser will not violate any other agreement to which Parent or Purchaser is a party. This Agreement has been duly executed and delivered by each of Parent and Purchaser and constitutes a legal, valid and binding agreement of Parent and Purchaser, enforceable in accordance with its terms. Neither the execution of this Agreement nor the consummation by Parent or Purchaser of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body, or (b) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Parent or Purchaser is a party or by which it is bound.

          3.2. Finder's Fees. No person is, or will be, entitled to any
               -------------
commission or finder's fee from Parent or Purchaser in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Merger Agreement.

     4. Termination. This Agreement (other than the provisions of Sections 5, 6
        -----------
and 7), shall terminate on the earliest to occur of (a) the date on which Purchaser accepts for payment the Shares tendered in the Offer, so long as the Shares are so tendered and not withdrawn, (b) the Effective Time (as defined in the Merger Agreement), and (c) the date immediately following the date on which the Merger Agreement is terminated.

     5. Expenses. Except as provided in Section 19, each party hereto will pay
        --------
all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

     6. Confidentiality. Shareholder recognizes that successful consummation of
        ---------------
the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to these matters. In this connection, pending public disclosure, Shareholder agrees that he will not disclose or discuss these matters with anyone (other than officers, directors, legal counsel and advisors of Shareholder or the Company, if any) not a party to this Agreement, without prior written consent of Parent, except for filings required pursuant to the Exchange Act, and the rules and regulations thereunder or disclosures Shareholder's legal counsel advises in writing are necessary in order to fulfill Shareholder's obligations imposed by law, in which event Shareholder shall give prompt prior notice of such disclosure to Parent.

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     7. Indemnification. In the event Shareholder is sued for a breach of his
        ---------------
fiduciary duty as an officer or director of the Company by reason of Shareholder's execution, delivery or performance of this Agreement, Shareholder shall be entitled to indemnification and advancement of expenses in respect of such claim to the same extent as an Indemnified Party (as defined in the Merger Agreement) is entitled to the indemnification and advancement of expenses set forth in Section 6.7 of the Merger Agreement as fully as if such Shareholder had been named therein.

     8. Certain Covenants of Shareholder.
        --------------------------------

        8.1. Except in accordance with the provisions of this Agreement, Shareholder agrees, while this Agreement is in effect, not to, directly or indirectly:

               (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares;

               (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

               (c) (i) take any action to encourage, initiate or solicit any inquiries or the making of any proposal with respect to (A) any Extraordinary Transaction involving, or (B) any purchase of all or any significant portion of the assets of, or any significant equity interest in, the Company or any of its subsidiaries (either of clauses (A) and (B) being an "Acquisition Proposal") or,
(ii) except to the extent required for Shareholder, in his capacity as an officer or director of Company, to discharge its fiduciary duties as advised by counsel, (A) engage in any negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or (B) otherwise assist or facilitate any effort or attempt by any person or entity (other than Parent and Purchaser, or their officers, directors, representatives, agents, affiliates or associates) to make or implement an Acquisition Proposal; Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations on his part with any parties conducted heretofore with respect to any of the foregoing, and, except to the extent required for Shareholder, in his capacity as an officer or director of the Company, to discharge his fiduciary duties as advised by counsel, will notify Purchaser and Parent promptly if he becomes aware of any such inquiries or that any proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Company (or its officers, directors, representatives, agents, affiliates or associates), such notice to include the material terms communicated.

          8.2. Shareholder agrees, while this Agreement is in effect, to notify Parent promptly of the number of any shares of Common Stock beneficial ownership of which is acquired by Shareholder after the date hereof.

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     9. Survival of Representations and Warranties. None of the representations,
        ------------------------------------------
warranties, covenants and agreements made by Shareholder, Parent or Purchaser in this Agreement shall survive the Closing hereunder.

     10. Notices. All notices or other communications required or permitted
         -------
hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received, addressed as follows:

         If to Parent or Purchaser:

                    Roanoke Electric Steel Corporation
                    102 Westside Boulevard, N.W.
                    P.O. Box 13948
                    Roanoke, VA  24038-3948
                    Attention:  Donald G. Smith
                    Telephone: (540) 342-1831
                    Facsimile: (540) 342-9437

         With copies to:

                    Heaman A. Marshall, Esq.
                    Woods, Rogers & Hazlegrove, P.L.C.
                    First Union Tower, Suite 1400
                    10 South Jefferson Street
                    Roanoke, VA  24011
                    Telephone:  (540) 983-7654
                    Facsimile:  (540) 983-7711

         If to Shareholder:

                    ----------------

                    ----------------

                    ----------------

                    Telephone:
                               ---------------
                    Facsimile:
                               ---------------

                                      -5-
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         With copies to:

                    James D. Epstein, Esq.
                    Pepper Hamilton LLP
                    3000 Two Logan Square
                    18th and Arch Streets
                    Philadelphia, PA 19103-2799
                    Telephone:  (215) 981-4368
                    Facsimile:  (215) 981-4750

                    and

                    Stephen A. Albert
                    Sierchio & Albert, P.C.
                    41 E. 57th Street, 39th Floor
                    New York, NY  10022
                    Telephone:  (212) 446-9500
                    Facsimile:  (212) 446-9504

     11. Entire Agreement; Amendment. This Agreement, together with the
         ---------------------------
documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by the party against whom such modification, amendment, alteration or supplement is sought to be enforced.

     12. Assigns. This Agreement shall be binding upon and inure to the benefit
         -------
of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser may assign, any or all of its rights and obligations hereunder to Parent or any direct or indirect wholly-owned subsidiary of Parent without the consent of Shareholder or Company, but no such transfer shall relieve Purchaser of its obligations under this Agreement if such subsidiary does not perform the obligations of Purchaser hereunder.

     13. Governing Law; Jurisdiction; and Consent to Service. Except as
         ---------------------------------------------------
expressly set forth below, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the Company, Purchaser and Parent hereby agree that any dispute arising out of this Agreement, the Offer or the Merger shall be heard in the Court of Chancery of the State of Delaware or in the United States District Court for the District of Delaware and, in connection therewith, each party to this Agreement hereby

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consents to the jurisdiction of such courts and agrees that any service of process in connection with any dispute arising out of this Agreement, the Offer or the Merger may be given to any other party hereto by certified mail, return receipt requested, at the respective addresses set forth in Section 12 above.

     14. Injunctive Relief. The parties agree that in the event of a breach of
         -----------------
any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision, in each case without the requirement that a bond be posted, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     15. Counterparts; Facsimile Signatures. This Agreement may be executed in
         ----------------------------------
any number of counterparts (including by facsimile signature), each of which shall be deemed to be an original and all of which together shall constitute one and the same documents.

     16. Severability. Any term or provision of this Agreement which is invalid
         ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     17. Further Assurances. Each party hereto shall execute and deliver such
         ------------------
additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     18. Third Party Beneficiaries. Nothing in this Agreement, expressed or
         -------------------------
implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

     19. Legal Expenses. In the event any legal proceeding is commenced by any
         --------------
party to this Agreement to enforce or recover damages for any breach of the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorneys fees.

     20. Amendment and Modification. This Agreement may be amended, modified and
         --------------------------
supplemented by a written document executed by Parent, Purchaser and Shareholder.

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     21. Parent Guarantee. Parent hereby guarantees Purchaser's performance of
         ----------------
its obligations to Shareholder under and pursuant to this Agreement.

     IN WITNESS WHEREOF, Parent and Purchaser have caused this Agreement to be executed by their duly authorized officers, and Shareholder has duly executed this Agreement, as of the date and year first above written.

                                        SHAREHOLDER:


                                        ---------------------------------
                                        Name:

                                        ROANOKE ELECTRIC STEEL
                                        CORPORATION


                                        By:
                                           -----------------------------


                                        SWVA ACQUISITION, INC.


                                        By:
                                           ------------------------------

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